UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 21, 2015 (September 14, 2015)

United Realty Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street, 34th floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Master Agreement

On September 14, 2015, the advisor of United Realty Trust Incorporated (the “Company”), United Realty Advisors, L.P. (the “Advisor”), the property manager of the Company, URA Property Management LLC (the “Property Manager”), the sponsor of the Company, United Realty Advisor Holdings, LLC (the “Sponsor”), and the chairman and chief executive officer of the Company and the Advisor, Jacob Frydman and certain of their affiliated entities (collectively, the “JF Parties”) entered into an agreement (the “Master Agreement”) with Suneet Singal, First Capital Real Estate Investments, LLC (“FCREI”) and certain of their affiliated entities (collectively, the “FC Parties”).

The Company was also party to the Master Agreement for the limited purpose of acknowledging the transactions entered into pursuant to the Contribution Agreement (as defined below) and providing consent to the REIT Director Release (as defined below).

On September 15, 2015, the following events and other related transactions occurred at, or in connection with, a closing under the Master Agreement (the “Closing”):

•        pursuant to an asset contribution agreement dated September 14, 2015 (the “Contribution Agreement”) among the operating partnership of the Company, United Realty Capital Operating Partnership, L.P. (the “OP”), FCREI and certain other FC Parties party thereto (the “Contributors”) and Suneet Singal, as the Contributors’ Representative, certain of the Contributors contributed to the OP certain real estate assets, interests in certain real estate assets and certain contract rights to purchase real estate assets (the “Contributed Assets”) with an overall net equity value, as agreed to by the parties to the Contribution Agreement, of $41,777,402, in exchange for the issuance of 3,344,868 units of limited partnership in the OP (the “OP Units”) at a price of $12.49 per OP Unit, representing the net asset value of a share of the Company’s common stock, par value $0.01 per share (“Common Stock”), as determined by the board of directors of the Company (the “Board”) in connection with the Company’s on-going initial public offering of Common Stock registered on Form S-11 (File No. 333-178651) (the “IPO”), and the assumption of $106,395,891 in debt related to the Contributed Assets (the “Assumed Debt”);

•        the Advisor redeemed all the equity ownership interests of the Advisor, the Property Manager and URTI GP, LLC (the Advisor’s general partner, which is the sole owner of URTI LP, LLC, the minority limited partner in the OP) (collectively, the “Redeemed Advisor and Property Manager Interests”);

•        100% of the Redeemed Advisor and Property Manager Interests, together with all the securities related to the Company held by the Sponsor or its affiliates (consisting of all 500,000 issued and outstanding shares (the “Sponsor Preferred Shares”) of the Company’s preferred stock, par value $0.01 per share, and 18,182 shares of Common Stock (the “Frydman Shares” and, together with Sponsor Preferred Shares and the Redeemed Advisor and Property Manager Interests, the “Purchased Assets”), were sold to the FC Parties in exchange for $25,000,000 in cash and other consideration paid to the JF Parties as set forth in more detail below (the “Purchase Price”);

•        the Purchase Price was deemed to constitute a capital contribution to the Advisor;

•        Mr. Frydman resigned as chief executive officer and secretary of each of the Company and the Advisor, and as chairman of the Board effective at the Closing;

•        Mr. Singal was subsequently appointed or elected as chief executive officer and secretary of each of the Company and the Advisor, and as chairman of the Board;

•        David Newman and Dr. Daniel Aronzon resigned as independent members of the Board effective at the Closing, and J. Tim Pruban and Javier G. Van de Steeg were subsequently elected as independent members of the Board; and

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•        Mr. Frydman was appointed as chief investment officer of the Company and entered into a consulting agreement with the Advisor and FCREI (the “Consulting Agreement”) pursuant to which, among other things, Mr. Frydman agreed to provide certain advisory and consulting services to the Advisor, which are in addition to his serving as chief investment officer of the Company, in exchange for: (a) $500,000 in cash; (b) the assignment of certain litigation claims previously brought by or against the JF Parties; (c) the assignment to an affiliate of Mr. Frydman of 20% of the Redeemed Advisor and Property Manager Interests (subject to certain protections against economic and voting dilution); (d) the Frydman Shares; (e) the continued provision of certain office, telephone and email services; and (f) reimbursement for reasonable expenses.

The Purchase Price paid by the JF Parties under the Master Agreement for the Purchased Assets consist of the following:

•        $2,000,000 in cash to be delivered by September 25, 2015;

•        $3,095,405, though the transfer and assignment to CM Realty Holdings, LLC (“CM”) and ultimately to the Company of a hotel property in Columbia, South Carolina and 13 undeveloped residential lots in Granada Hills, California (the “Marshak Note Assets”), with an expected net equity value of approximately $3.2 million, subject to the outcome of an appraisal to be performed;

•        $15,000,000 through the transfer and assignment of 2,001,601 OP Units (representing $25,000,000 in value based on $12.49 per OP Unit, the net asset value of a share of Common Stock as determined by the Board in connection with the IPO), subject to repurchase or redemption in cash in three equal installments over 90 days following the Closing (the “Installment Redemption”);

•        $950,000 through the assumption of certain debt obligations of the Advisor; and

•        $4,000,254 through issuance of a Senior Note Payable by the Advisor to an affiliate of Mr. Frydman, which is secured by a pledge of the Purchased Assets not transferred or assigned pursuant to the Consulting Agreement, bears interest at a rate of 6% per annum, payable commencing March 15, 2016 and has a term of three years, with one-third of the principal payable on each of September 15, 2016, September 15, 2017 and September 15, 2018.

The Master Agreement also contains certain representations and warranties by the parties, which generally survive for two years following the Closing, and certain indemnification rights with respect to, among other things, breaches of such representations and warranties by each party. In addition, the Master Agreement contemplates that the Advisor will maintain for at least six years director and officer insurance and errors and omissions insurance with an aggregate limit of $5,000,000 covering the JF Parties, as well as Messrs. Newman and Aronzon and Robert Levine, a former independent director of the Company.

In addition, the JF Parties and the FC Parties, pursuant to the Master Agreement, and with the Company’s specific consent as set forth in the Master Agreement, agreed to provide Messrs. Frydman, Newman, Aronzon and Robert Levine (collectively, the “REIT Directors”), with a release (the “REIT Director Release”) from any liability for any claims or actions with respect to any matter relating to the JF Companies and the Company pertaining to and arising from their acts and omissions as directors of the Company excluding willful misconduct on the part of the REIT Directors. The JF Parties and the FC Parties, without the specific consent of the Company, also agreed to waive and forbear from ever exercising any right or remedy against the REIT Directors in connection with, with respect of, relating to, or arising from the REIT Director’s management of the Company and any actions or inactions taken by the REIT Directors, or any of them, at any time prior to the Closing, in connection with the Company, and the operation and management of the Company, including without limitation, any right to initiate or pursue any action or proceeding against the REIT Directors, excluding willful misconduct on the part of the REIT Directors.

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Satisfaction of Marshak Note

Prior to the Closing, as previously disclosed, CM was obligated to pay $3,049,746 on demand to the Company pursuant to a demand note dated as of June 30, 2015 that bears interest at a rate of 1.5% per annum (the “Marshak Note”), which obligation was guaranteed by the Advisor in favor of the Company.

On September 15, 2015, as contemplated by the Master Agreement, the FC Parties transferred the Marshak Note Assets to CM, which thereupon transferred the Marshak Note Assets to the Advisor, which thereupon transferred the Marshak Note Assets to the Company in full satisfaction of the Marshak Note. The Company has agreed to promptly engage a qualified, third-party appraisal firm to conduct an appraisal of the Marshak Note Assets (the “Marshak Appraisal”). If the value of the Marshak Note Assets as determined by the Marshak Appraisal is less than $3,095,405 inclusive of accrued and unpaid interest on the Marshak Note through and including the date of the Closing (the “CM Amount”), CM has agreed pay to the Company an amount in cash equal to the difference between the amount of the Marshak Appraisal and the CM Amount, and the Advisor has agreed to guarantee the payment of such amount in favor of the Company. If the value of the Marshak Note Assets as determined by the Marshak Appraisal is greater than the CM Amount, the Company will not owe CM any additional amounts.

The table below sets forth certain information with respect to the Marshak Note Assets and the indebtedness thereon that has been assumed by the Company:

Property	Property Type	Ownership Interest in Property	Debt Outstanding as of September 15, 2015	Most Recent Appraised Value	Value of Equity (subject to adjustment)

Ramada, Columbia SC	Hotel Property	100%	$4,750,000	$10,300,000	$1,773,633

Granada Hills (13 Lots)	Improved Residential Lots	100%	$1,100,000	$2,275,000	$1,500,000

CM has no material relationship with the Company or the Advisor and its affiliates except that its principal, Craig Marshak, has served as a consultant to the affiliates of the Advisor, in connection with, among other things, acquisition opportunities pursued by the advisor’s affiliates.

Route 9W Substitution

As previously disclosed, on May 20, 2015, an undeveloped land parcel located on Route 9W, Ulster County, NY (“Route 9W”), consisting of approximately 11 acres of land owned and controlled by an affiliate of Mr. Frydman, was transferred to the Advisor. Thereupon, the Advisor immediately transferred Route 9W to the Company. The preliminary estimate of the value of Route 9W was $2.5 million based on a 2008 appraisal, but this estimate was preliminary and subject to change. The ultimate value ascribed to Route 9W was to be based on a new third-party appraisal, once completed. If the third-party appraisal was less than $2.5 million, the Advisor had agreed to pay the Company an amount in cash equal to the difference.

On September 9, 2015, the third-party appraisal of Route 9W was completed and found that the value of Route 9W was $500,000 as of August 31, 2015.

On September 15, 2015, rather than pay the approximately $2.0 million difference between the initial valuation of Route 9W and the appraised value (the “Route 9W Shortfall”), the Advisor, with the Company’s agreement, transferred additional real estate assets (the “Substitute Assets”) to the Company that the Advisor believes have a net value greater than the Route 9W Shortfall. The Company has agreed to engage a qualified, third-party appraisal firm to conduct an appraisal of the Substitute Assets to be completed by November 14, 2015 (the “Substitute Appraisal”). If the value of the Substitute Assets as determined by the Substitute Appraisal is less than the Route 9W Shortfall, the Advisor has agreed pay to the Company an amount in cash equal to the difference between the amount of the Substitute Appraisal and the Route 9W Shortfall. If the value of the Substitute Assets as determined by the Substitute Appraisal is greater than the Route 9W Shortfall, the Company will not owe the Advisor any additional amounts. In addition, because the debt encumbering the Substitute Assets assumed by the Company in connection with the transfer (the “Substitute Debt”) had been guaranteed by Mr. Frydman, the Company also agreed to seek the consent of the lenders under the Substitute Debt to substitute the Company as the guarantor in place of Mr. Frydman, and until such time as the lenders agree to such substitution, the Company has agreed to indemnify Mr. Frydman with respect to any liability which Mr. Frydman may become liable for related to his guarantee of the Substituted Assets.

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The table below sets forth certain information with respect to the Substitute Assets and the Substitute Debt:

Property	Property Type	Ownership Interest in Property	Debt Outstanding as of September 15, 2015	Value	Value Subject to Adjustment of Equity

299 Main Street Poughkeepsie, NY	Office/ Retail	100%	$231,000	$400,000	$169,000

319 Main Street Poughkeepsie, NY	Retail/ Hospitality	100%	$935,000	$2,750,000	$1,815,000

325 Main Street Poughkeepsie, NY	Office/ Retail	100%	$231,000	$350,000	$119,000

Contribution Agreement

On September 14, 2015, the Contributors and the OP entered into the Contribution Agreement.

On September 15, 2015, pursuant to the Contribution Agreement, the Contributors, including FCREI, contributed all of their right, title and interest in and to the Contributed Assets with an overall net equity value, as agreed to by the parties to the Contribution Agreement, of $41,777,402 in exchange for the issuance of 3,344,868 OP Units at a price of $12.49 per OP Unit, representing the net asset value of a share of Common Stock as determined by the Board in connection with the IPO, and the assumption of the Assumed Debt in the amount of $106,395,891.

The Contributed Assets represent 18 hotels, five retail and self-storage properties and various residential and commercial land for development, and contract rights to acquire 13 additional hotels, more than 1,000 multi-family units and several additional undeveloped parcels of land as follows:

•        100% of the fee simple interests in seven properties (the “Contributed Properties”);

•        100% of limited partnership interests or limited liability company interests in entities owning 100% of the fee simple interests in five properties (the “Contributed Interests”);

•        100% of limited partnership interests or limited liability company interests in entities owning 100% of the fee simple interests in five properties (the “Disputed Contributed Interests”), of which 75% of the limited partnership interests or limited liability company interests (the “Disputed Interests”) are subject to a dispute with unaffiliated third parties that have attempted to transfer the Disputed Interests through a quitclaim deed to other unaffiliated third parties;

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•        100% of limited partnership interests or limited liability company interests in entities that own a joint venture interest in entities owning 100% of the fee simple interests in nine properties (the “Joint Venture Interests”);

•        a ground leasehold interest in one property (the “Ground Lease Property”); and

•        assignments of the rights (the “Contributed Contract Rights”) under certain existing contracts (the “Contributed Purchase Contracts”) to purchase 100% of the fee simple interests in 18 properties.

As of September 15, 2015, $29,018,999.99 of Assumed Debt was outstanding with respect to the Disputed Contributed Interests, which is related to Contributed Assets representing $7,072,449 of net equity value.

The Contributed Assets include 18 properties, or ownership interests in properties, that are currently being, or expected to be, operated as hotels (collectively, the “Hotels”). The Hotels, collectively, represent $ $24,095,024 in net equity value and are subject to $95,568,958 in Assumed Debt as of September 15, 2015, all of which is secured by mortgages of the Hotels and with a weighted average interest rate of 11.2% and a weighted average term to maturity of .82 years.

With respect to each Hotel, the OP has entered, or will enter, into a lease with one of its taxable REIT subsidiaries. These taxable REIT subsidiaries have assumed, or will enter, into franchise and other agreements under which the Hotel operates, or will operate, under a national brand license (each, a “Franchise Agreement”) and agreements (each, a “Property Manager Agreement”) with the third-party property managers to operate and be responsible for maintenance and other day-to-day management of the Hotels, including, but not limited to, the implementation of significant operating decisions.

With respect to the Ground Lease Property, the ground leasehold interest is subject to a ground lease (the “Ground Lease”) with New Mexico Military Institute Foundation, Inc. having a term that expires in 2053.

With respect to certain hotel properties located in Houston, Texas (the “Houston Hotels”), included as part of the Joint Venture Interests due to a maturity default with respect to approximately $42 million of mortgage debt secured by the Houston Hotels (the “Houston Hotels Debt”), their former owners had placed the Houston Hotels into a voluntary Chapter 11 reorganization proceeding under the federal bankruptcy laws (the “Proceeding”). It is the intention of the Company to cause the Houston Hotels Debt to be refinanced as soon as practicable, and, by virtue thereof, repay the Houston Hotels Debt and seek dismissal of the Proceeding or the confirmation of a plan of reorganization. There can be no assurance that the Company will timely refinance the Houston Hotels Debt, or that if such refinancing is obtained, that the Proceeding will be dismissed or that a plan of reorganization will be confirmed. There can be no assurance that any such refinancing can be obtained on favorable terms, or at all. In the event that the Houston Hotels Debt cannot timely be refinanced, or for other reasons, the risk exists that the Houston Hotels could be foreclosed on, which would result in a loss to the Company and the financial condition of the Company could be materially and adversely affected. With respect to $4,949,310 of the Assumed Debt outstanding as of September 15, 2015 (the “Month-to-Month Loans”), which is related to Contributed Assets representing $2,566,500 of net equity value, the borrower is in maturity default. Monthly payments on the Month-to-Month Loans have continued to be made and the lender has tentatively agreed to extend the requisite maturity dates. The Company expects to enter into formal extensions within a reasonable amount of time, although there can be no assurance that this will occur.  In the event that the lenders does not ultimately execute the formal extension, or for other reasons, the risk exists that the underlying property could be foreclosed on.

As of September 15, 2015, $44,231,351 of Houston Hotel Debt was outstanding, which is related to Contributed Assets representing $9,599,797 of net equity value.

At the Closing, certain closing conditions under the Contribution Agreement were waived, including the requirement that all the required consents and approvals under the Assumed Debt, any existing Franchise Agreement, any existing Property Management Agreements and the Ground Lease (the “Required Consents and Approvals”) be obtained. The Company intends to obtain the Required Consents and Approvals at its own expense as soon as practicable, but there can be no assurance that it will be able to do so in a timely fashion and at a reasonable cost, or at all. If the Required Consents and Approvals are not obtained in a timely fashion and at a reasonable cost, or at all, the Company could be in default under the Assumed Debt, the Franchise Agreements and/or the Property Management and the business, results from operations and financial condition of the Company could be materially and adversely affected.

With respect to the Contributed Contract Rights, the completion of the acquisition of properties contemplated thereby (the “Pending Acquisitions”) is expected to occur no later than December 21, 2015, subject to the satisfaction of conditions contained in the relevant Contributed Purchase Contract. The properties that are expected to be acquired in the Pending Acquisitions include: (i) two multifamily apartment complexes, one in Tucson, AZ and the other in Houston, TX with a total of approximately 1,000 rental apartments; (ii) a portfolio of five hotels in Biloxi, MS; (iii) the Bellissimo Grande Hotel and the Hilton Garden Inn Hotel, both in Connecticut, and both of which service the Foxwoods Casino; and (iv) a portfolio of six hotels in Orlando and St. Augustine Florida. There can be no assurance with respect to whether the Company will complete the Pending Acquisitions on the currently contemplated terms, or at all. Although deposits may have been made with respect to some of the Contributed Purchase Contracts, no net equity value was ascribed to such deposits or to the related Contributed Contract Rights under the Contribution Agreement. Accordingly, although the Contributed Contract Rights are included among the Contributed Assets transferred pursuant to the Contribution Agreement in exchange for OP Units, no OP Units were exchanged with respect to the Contributed Contract Rights.

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In the aggregate, $15.5 million in deposits were made under the Contributed Purchase Contracts prior to the contribution of the Contributed Contract Rights, and additional amounts required to be paid at the relevant closings. The Company’s failure to obtain the funds required to complete the Pending Acquisitions could cause the Company to default under the related Contributed Purchase Contracts. There can be no assurance with respect to whether the Company will be able to obtain such funds, on favorable terms or at all.

If the Company does not, in whole or in part, complete the Pending Acquisitions, the Company could be subject to substantial losses, such as loss of the deposits and the incurrence of costs which the Company may be unable to recover. In addition, failure to realize the expected benefits of the completion of the Pending Acquisitions, within the anticipated timeframe or at all, or the incurrence of unexpected costs, could cause the business, results from operations and financial condition of the Company to be materially and adversely affected.

Any failure to complete the Pending Acquisitions when expected, or at all, and on the terms currently contemplated, or less favorable terms, could cause the business, results from operations and financial condition of the Company to be materially and adversely affected.

The table below sets forth certain information with respect to the Contributed Properties:

Asset	Contributor	Property Type	Ownership Interest in the Property	Debt Outstanding as of September 15, 2015	Most Recent Appraised Value As Is(1)	Most Recent Appraised Value Stabilized(2)	Value of Equity pursuant to Contribution Agreement(3)
3100 W. Interstate 40, Amarillo, TX 79102	FCREI	Hotel	75%(4)	$10,590,000	$12,300,000	$18,100,000	$7,720,672	(4)
1039 Atwater Blvd, Atwater, CA	FCREI	Gas Station	100%	—	—	—	$400,000
715 Atwater Blvd, Atwater, CA	FCREI	Gas Station	100%	—	—	—	$400,000
2104 G Street, Merced, CA	FCREI	Gas Station	100%	$930,000	—	—	$698,571
2434 Hwy 59 N., Merced, CA 95348 (APN: 058-150-002)	FCREI	Gas Station	100%	—	—	—	$1,000,000
Highway 99/Greensands Land Parcel (1980 Greensands Avenue, Atwater CA, 95301)	FCREI	Gas Station	100%	$1,350,000	—	—	$991,040
Highway 99/Greensands Land Two (005-120-030) 0 Greensands Avenue #1	FCREI	Gas Station	100%	$435,600	—	—	$435,600

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7324 Remley Place, La Jolla, CA 92037	FCREI	Single-family Home	100%	$2,412,000	—	$4,750,000	$2,314,000
7324 Remley Place, La Jolla, CA 92037	FCREI	Single-family Home	100%	$2,412,000	—	$4,750,000	$2,314,000

__________________________

(1)	The value of the equity of these Contributed Assets, which was used to determine the number of OP Units issued to the Contributors, was based on previously obtained appraisals, other information provided to the JF Parties and the Company by the FC Parties and negotiations between the parties. The Company is in the process of obtaining new appraisals with respect to all the Contributed Assets, and there can be no assurance that such new appraisals will demonstrate or confirm that the value of any Contributed Asset is approximately equal to, or even comparable to, the value of such Contributed Asset that served as a basis for the agreement of the parties to the Contribution Agreement as to its net equity value. Moreover, the Contribution Agreement does not contain any mechanism for reducing the number of OP Units the OP issued to the Contributors with respect to any Contributed Asset, or otherwise adjusting the consideration paid, in the event that the Company later determines, due to the receipt of a new appraisal or for any other reason, that the value of any Contributed Asset is less than the value of such Contributed Asset that was assumed in connection with the negotiation of the Contribution Agreement.

(2)	Represents the most recent value of the Contributed Asset in its current condition.

(3)	Represents the most recent anticipated value of the Contributed Asset after improvements and/or renovations.

Because of the existence of Disputed Interests, which represent 25% of the limited partnership interests or limited liability company interests in this entity, the actual ownership interest of the OP in this entity may be 75%. The Disputed Interests are subject to a dispute with unaffiliated third parties that have attempted to transfer the Disputed Interests through a quitclaim deed to other unaffiliated third parties. The Company believes that these quitclaims deeds were wrongfully filed and that the purported transfers of the Disputed Interests prior to the transfer of the Disputed Contributed Interests to the OP were not valid transfers. There can be no assurance, however, that these transfers will ultimately be invalidated and that all right and title to the Disputed Interests was actually transferred to the OP at the Closing. Moreover, the Contribution Agreement does not contain any mechanism for reducing the number of OP Units the OP issued to the Contributors with respect to the Disputed Contributed Interests, or otherwise adjusting the consideration paid, in the event that the quitclaim deeds are not ultimately invalidated and the only 75% of the right and title to Disputed Contributed Interests was actually transferred to the OP at the Closing, as compared to all right and title to the Disputed Contributed Interests, which was the assumption used to calculate the net equity value received by the Company with respect to the Disputed Contributed Interests.

The table below sets forth certain information with respect to the Contributed Interests:

Asset	Contributor	Property Type	Ownership Interest in the Property	Debt Outstanding as of September 15, 2015	Most Recent Appraised Value As Is(1)	Most Recent Appraised Value Stabilized(2)	Value of Equity pursuant to Contribution Agreement(3)

700 Scott Avenue, A32, Farmington, New Mexico	FCREI	Hotel	75%(4)	$5,501,000	$6,700,000	$9,800,000	$2,331,539	(4)

3009 West Highway 66, Gallup, New Mexico	FCREI	Hotel	75%(4)	$3,611,000	$2,000,000	$3,900,000	($1,359,378	)(4)

1501 East Santa Fe Avenue, Grants, New Mexico	FCREI	Hotel	75%(4)	$3,761,000	$2,300,000	$4,500,000	($2,086,638	)(4)

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7620 Pan American Fwy NE, Albuquerque, New Mexico 87109	FCREI	Hotel	100%	$4,511,000	$4,300,000	$6,800,000	$1,810,029

Sacramento Home Lots (319 Lots)	First Capital Communities, LLC	Land	100%	$4,466,000	—	—	$2,566,500

1+3 Bridge Street, Salinas, CA 93901	FCREI	Storage Facility	100%	$1,200,000	—	—	$1,200,000

4630 Lovington Highway, Hobbs, New Mexico	FCREI	Hotel	100%	$5,882,186	$6,800,000	$7,700,000	$1,041,814

8107 Northeast Zac Lentz Parkway, Victoria, Texas	FCREI	Hotel	100%	$4,379,227	$5,500,000	$5,900,000	$1,268,773

1800 State Highway 97 East Jourdanton, Texas	FCREI	Hotel	100%	$5,023,500	$6,000,000	$6,800,000	$1,512,500

222 North IH-35 Cotulla, Texas	FCREI	Hotel	100%	$3,267,338	$4,700,000	$5,200,000	$1,789,662

910 West I-20 Midland, Texas	FCREI	Hotel	100%	$5,207,458	$6,900,000	$7,600,000	$2,519,543

 __________________________

(1)	The value of the equity of these Contributed Assets, which was used to determine the number of OP Units issued to the Contributors, was based on previously obtained appraisals, other information provided to the JF Parties and the Company by the FC Parties and negotiations between the parties. The Company is in the process of obtaining new appraisals with respect to all the Contributed Assets, and there can be no assurance that such new appraisals will demonstrate or confirm that the value of any Contributed Asset is approximately equal to, or even comparable to, the value of such Contributed Asset that served as a basis for the agreement of the parties to the Contribution Agreement as to its net equity value. Moreover, the Contribution Agreement does not contain any mechanism for reducing the number of OP Units the OP issued to the Contributors with respect to any Contributed Asset, or otherwise adjusting the consideration paid, in the event that the Company later determines, due to the receipt of a new appraisal or for any other reason, that the value of any Contributed Asset is less than the value of such Contributed Asset that was assumed in connection with the negotiation of the Contribution Agreement.

(2)	Represents the most recent value of the Contributed Asset in its current condition.

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(3)	Represents the most recent anticipated value of the Contributed Asset after improvements and/or renovations.

Because of the existence of Disputed Interests, which represent 25% of the limited partnership interests or limited liability company interests in this entity, the actual ownership interest of the OP in this entity may be 75%. The Disputed Interests are subject to a dispute with unaffiliated third parties that have attempted to transfer the Disputed Interests through a quitclaim deed to other unaffiliated third parties. The Company believes that these quitclaims deeds were wrongfully filed and that the purported transfers of the Disputed Interests prior to the transfer of the Disputed Contributed Interests to the OP were not valid transfers. There can be no assurance, however, that these transfers will ultimately be invalidated and that all right and title to the Disputed Interests was actually transferred to the OP at the Closing. Moreover, the Contribution Agreement does not contain any mechanism for reducing the number of OP Units the OP issued to the Contributors with respect to the Disputed Contributed Interests, or otherwise adjusting the consideration paid, in the event that the quitclaim deeds are not ultimately invalidated and the only 75% of the right and title to Disputed Contributed Interests was actually transferred to the OP at the Closing, as compared to all right and title to the Disputed Contributed Interests, which was the assumption used to calculate the net equity value received by the Company with respect to the Disputed Contributed Interests.

The table below sets forth certain information with respect to the Joint Venture Interests:

Asset	Contributor	Property Type	Ownership Interest in the Property	Debt Outstanding as of September 15, 2015	Most Recent Appraised Value As Is(1)	Most Recent Appraised Value Stabilized(2)	Value of Equity pursuant to Contribution Agreement(3)

Las Lunas, NM Land Parcel (250 Lots)	Land Strategies LLC	Active Adult Community(4)	33%(5)	$33,333	—	$6,523,000	$3,902,666

Antigua Land Parcel (Dutchman's Bay & Goat Head Hill)	FCREI	Land	51%(6)	—	—	$7,400,000	$3,774,000

308 Park Heights Drive, Cuero, Texas	FCREI	Hotel	65%(7)	$8,438,606	$8,700,000	$9,400,000	$256,758

110 Raul Florez Boulevard, Pecos, Texas	FCREI	Hotel	65%(7)	$5,937,826	$6,700,000	$6,900,000	$711,220

920 West Interstate 20, Midland, Texas	FCREI	Hotel	65%(7)	$4,316,880	$7,300,000	$8,400,000	$2,070,500

412 Interstate 35 South Pearsall, Texas	FCREI	Hotel	65%(7)	$6,975,194	$8,100,000	$8,900,000	$696,825

3312 North Lovington Highway, Hobbs, New Mexico	FCREI	Hotel	65%(7)	$5,541,641	$7,000,000	$7,800,000	$732,543

7540 Memorial Boulevard, Port Arthur, Texas	FCREI	Hotel	65%(7)	$3,376,618	$5,200,000	$5,800,000	$1,081,245

601 South Main, Andrews, Texas	FCREI	Hotel	65%(7)	$5,067,484	$7,100,000	$7,700,000	$1,531,163

 __________________________

(1)	The value of the equity of these Contributed Assets, which was used to determine the number of OP Units issued to the Contributors, was based on previously obtained appraisals, other information provided to the JF Parties and the Company by the FC Parties and negotiations between the parties. The Company is in the process of obtaining new appraisals with respect to all the Contributed Assets, and there can be no assurance that such new appraisals will demonstrate or confirm that the value of any Contributed Asset is approximately equal to, or even comparable to, the value of such Contributed Asset that served as a basis for the agreement of the parties to the Contribution Agreement as to its net equity value. Moreover, the Contribution Agreement does not contain any mechanism for reducing the number of OP Units the OP issued to the Contributors with respect to any Contributed Asset, or otherwise adjusting the consideration paid, in the event that the Company later determines, due to the receipt of a new appraisal or for any other reason, that the value of any Contributed Asset is less than the value of such Contributed Asset that was assumed in connection with the negotiation of the Contribution Agreement.

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(2)	Represents the most recent value of the Contributed Asset in its current condition.

(3)	Represents the most recent anticipated value of the Contributed Asset after improvements and/or renovations.

(4)	An active adult community is a master plan community with multifamily residential dwellings whose occupancy is restricted to at least one resident of 55 years of age or older.

(5)	The Company’s rights under the joint venture that owns this property are The Company’s rights under this joint venture that owns this property include full-control of all management decisions without consent except for the right to sell or encumber the property, which do require consent..

(6)	The Company’s rights under the joint venture that owns this property are The Company’s rights under this joint venture that owns this property include full-control as the majority voting member with the execution of the agreement and its profit sharing component being contingent upon execution of the terms within a certain Memorandum of Agreement, which is attached to the Master Agreement.

(7)

The OP owns approximately 65% of the equity interests in this entity and thereby controls it. The lender under the indebtedness encumbering this entity owns the approximately 35% of the equity interests and the property manager of the hotel owned by this entity owns the other 5% of the equity interests.

The table below sets forth certain information with respect to the Ground Lease Property:

Asset	Contributor	Property Type	Ownership Interest in the Property	Debt Outstanding as of September 15, 2015	Most Recent Appraised Value As Is(1)	Most Recent Appraised Value Stabilized(2)	Value of Equity pursuant to Contribution Agreement(3)

2000 North Main Street, Roswell, New Mexico	FCREI	Hotel	75%(4)	$4,181,000	$3,600,000	$5,800,000	$466,253	(4)

__________________________

(1)	The value of the equity of these Contributed Assets, which was used to determine the number of OP Units issued to the Contributors, was based on previously obtained appraisals, other information provided to the JF Parties and the Company by the FC Parties and negotiations between the parties. The Company is in the process of obtaining new appraisals with respect to all the Contributed Assets, and there can be no assurance that such new appraisals will demonstrate or confirm that the value of any Contributed Asset is approximately equal to, or even comparable to, the value of such Contributed Asset that served as a basis for the agreement of the parties to the Contribution Agreement as to its net equity value. Moreover, the Contribution Agreement does not contain any mechanism for reducing the number of OP Units the OP issued to the Contributors with respect to any Contributed Asset, or otherwise adjusting the consideration paid, in the event that the Company later determines, due to the receipt of a new appraisal or for any other reason, that the value of any Contributed Asset is less than the value of such Contributed Asset that was assumed in connection with the negotiation of the Contribution Agreement.

(2)	Represents the most recent value of the Contributed Asset in its current condition.

(3)	Represents the most recent anticipated value of the Contributed Asset after improvements and/or renovations.

Because of the existence of Disputed Interests, which represent 25% of the limited partnership interests or limited liability company interests in this entity, the actual ownership interest of the OP in this entity may be 75%. The Disputed Interests are subject to a dispute with unaffiliated third parties that have attempted to transfer the Disputed Interests through a quitclaim deed to other unaffiliated third parties. The Company believes that these quitclaims deeds were wrongfully filed and that the purported transfers of the Disputed Interests prior to the transfer of the Disputed Contributed Interests to the OP were not valid transfers. There can be no assurance, however, that these transfers will ultimately be invalidated and that all right and title to the Disputed Interests was actually transferred to the OP at the Closing. Moreover, the Contribution Agreement does not contain any mechanism for reducing the number of OP Units the OP issued to the Contributors with respect to the Disputed Contributed Interests, or otherwise adjusting the consideration paid, in the event that the quitclaim deeds are not ultimately invalidated and the only 75% of the right and title to Disputed Contributed Interests was actually transferred to the OP at the Closing, as compared to all right and title to the Disputed Contributed Interests, which was the assumption used to calculate the net equity value received by the Company with respect to the Disputed Contributed Interests.

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The table below sets forth certain information with respect to the Assumed Debt:

Borrower(s)	Underlying Property	Lender(s)	Amount outstanding as of September 15, 2015		Interest Rate	Maturity	Amortization Terms (i.e. interest only “I/O”)	Secured/Unsecured

Amarillo Ambassador 265 LLC	3100 W. Interstate 40, Amarillo, TX 79102	Access Point Financial Inc.	$5,000,000.00		10.0%	4 /1/17	18 Month I/O, 25 year amortization	Secured

Amarillo Ambassador 265 LLC	3101 W. Interstate 40, Amarillo, TX 79102	Access Point Financial Inc.	$4,390,000.00	~~(1)~~	8.0%	4 /1/21	12 Month I/O, fully amortizing 6 years	Secured

Amarillo Ambassador 265 LLC	3102 W. Interstate 40, Amarillo, TX 79102	GCA Equity Partners, LLC	$1,200,000.00		12.0%	9 /1/15	I/O	Secured

NM Hospitality Roswell, LLC	2000 North Main Street, Roswell, New Mexico	Access Point Financial Inc.	$1,861,000.00		8.0%	11 /1/21	12 Month I/O, fully amortizing 6 years	Secured

NM Hospitality Roswell, LLC	2000 North Main Street, Roswell, New Mexico	PI Roswell Inc.	$1,942,957.75		4.0%	10 /31/16	I/O	Secured

NM Hospitality Farmington, LLC	700 Scott Avenue, A32, Farmington, New Mexico	Access Point Financial Inc.	$3,181,000.00		8.0%	11 /1/21	12 Month I/O, fully amortizing 6 years	Secured

NM Hospitality Farmington, LLC	700 Scott Avenue, A32, Farmington, New Mexico	PI Farmington Inc.	$3,008,450.70		4.0%	10 /31/16	I/O	Secured

NM Hospitality Farmington, LLC	701 Scott Avenue, A32, Farmington, New Mexico	PI Farmington Inc.	$1,755,000.00		4.0%	10 /31/16	I/O	Secured

NM Hospitality Gallup, LLC	3009 West Highway 66, Gallup, New Mexico	Access Point Financial Inc.	$1,291,000.00		8.0%	11 /1/21	12 Month I/O, fully amortizing 6 years	Secured

NM Hospitality Gallup, LLC	3009 West Highway 66, Gallup, New Mexico	PI Gallup Inc.	$1,974,295.77		4.0%	10 /31/16	I/O	Secured

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NM Hospitality Grants, LLC	1501 East Santa Fe Avenue, Grants, New Mexico	Access Point Financial Inc.	$1,441,000.00	8.0%	11 /1/21	12 Month I/O, fully amortizing 6 years	Secured

NM Hospitality Grants, LLC	1501 East Santa Fe Avenue, Grants, New Mexico	PI Grants Inc.	$1,974,295.77	4.0%	10 /31/16	I/O	Secured

NM Hospitality Albuquerque, LLC	7620 Pan American Fwy NE, Albuquerque, New Mexico 87109	Access Point Financial Inc.	$2,191,000.00	8.0%	11 /1/21	12 Month I/O, fully amortizing 6 years	Secured

NM Hospitality Albuquerque, LLC	7620 Pan American Fwy NE, Albuquerque, New Mexico 87109	Larkin Family Trust	$710,000.00	15.0%	7 /20/15	I/O	Secured

NM Hospitality Albuquerque, LLC	7621 Pan American Fwy NE, Albuquerque, New Mexico 87109	Larkin Group LLC	$90,000.00	15.0%	7 /20/15	I/O	Secured

Central Valley Gas Stations Atwater, LLC	2104 G Street, Merced, CA	William Jordan Capital	$930,000.00	12.0%	4 /10/15	I/O	Secured

Central Valley Gas Stations Development, LLC	Highway 99/Greensands Land Parcel (1980 Greesands Avenue, Atwater CA, 95301)	William Jordan Capital	$1,350,000.00	12.0%	9 /13/15	I/O	Secured

FCREI	Highway 99/Greensands Land Two (005-120-030) 0 Greensands Avenue #1	George Zambelli	$470,292.00	8.0%	4 /10/20	P/I	Secured

218 Four West Sac, LLC(2)	208-214, 216 & 218 4th Street, Sacramento, CA	GCA Financial, LLC	$2,300,000.00	12.0%	4 /30/15(2)	I/O	Secured

Morrison Avenue, LLC(2)	30 Morrison Ave, Sacramento, CA	GCA Financial, LLC	$450,000.00	12.0%	1 /1/15(2)	I/O	Secured

Morrison Avenue, LLC(2)	30 Morrison Ave, Sacramento, CA	GCA Financial, LLC	$178,310.00	12.0%	9 /1/14(2)	I/O	Secured

First Capital Communites, LLC(2)	40 Morrison Ave, Sacramento, CA	GCA Financial, LLC	$798,000.00	12.0%	10 /1/14(2)	I/O	Secured

Jessie Avenue, LLC(2)	Parcel # (237-0140-026; 237-0140-033; 237-4010-032; 237-4010-056; 237-0200-074; 237-0200-086; 237), Sacramento, CA	GCA Financial, LLC	$773,000	12.0%	9/1/14(2)	I/O	Secured

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Roseville Road, LLC(1)	Parcel # (222-0024-001; 222-0024-041), Sacramento, CA	GCA Financial, LLC	$450,000	12.0%	10/1/13(1)	I/O	Secured

Avalon Jubilee, LLC	Las Lunas, NM Land Parcel (250 Lots)	John Linder	$33,333.33	10.0%	6 /30/16	12 Month I/O	Secured

First Capital Real Estate Investments, LLC	7324 Remley Place, La Jolla, CA 92037	Socotra Capital Sperry & Sons	$2,412,000.00	12.0%	1 /1/16	I/O	Secured

Central Valley Mini Storages LLC	1+3 Bridge Street, Salinas, CA 93901	Rodeo Capital	$1,216,000.00	11.5%	2 /1/16	I/O	Secured

RREAF Hobbs, LLC	4630 Lovington Highway, Hobbs, Texas	Heartland Bank	$5,882,186.00	15.0%	9 /27/15	Amortizing	Secured

RREAF Victoria, LLC	8107 Northeast Zac Lentz Parkway, Victoria, Texas	Heartland Bank	$4,379,227.00	15.0%	9 /27/15	Amortizing	Secured

RREAF Jourdanton, LLC	1800 State Highway 97 East Jourdanton, Texas	Heartland Bank	$5,023,500.00	15.0%	10/4/15	I/O	Secured

RREAF PetroStay, LLC	222 North IH-35 Cotulla, Texas	Graham Mortgage	$3,223,585.23	12.0%	11 /1/15	1 year I/O, 1 Year P&I	Secured

RREAF O&G Portfolio #2, LLC(3)	308 Park Heights Drive, Cuero, Texas	Spectrum Financial	$8,324,564.77	12.5%	5 /1/15	I/O	Secured(3)

RREAF O&G Portfolio #3, LLC(3)	910 West I-20 Midland, Texas	Spectrum Financial	$5,113,000.00	12.5%	5 /1/15	I/O	Secured(3)

RREAF O&G Portfolio #2, LLC(3)	110 Raul Florez Boulevard, Pecos, Texas	Spectrum Financial	$5,857,580.35	12.5%	5 /1/15	I/O	Secured(3)

RREAF O&G Portfolio #2, LLC(3)	920 West Interstate 20, Midland, Texas	Spectrum Financial	$4,258,540.24	12.5%	5 /1/15	I/O	Secured(3)

RREAF O&G Portfolio #2, LLC(3)	412 Interstate 35 South Pearsall, Texas	Spectrum Financial	$6,880,928.91	12.5%	5 /1/15	I/O	Secured(3)

RREAF O&G Portfolio #2, LLC(3)	3312 North Lovington Highway, Hobbs, Texas	Spectrum Financial	$5,466,750.27	12.5%	5 /1/15	I/O	Secured(3)

RREAF O&G Portfolio #2, LLC(3)	7540 Memorial Boulevard, Port Arthur, Texas	Spectrum Financial	$3,330,985.64	12.5%	5 /1/15	I/O	Secured(3)

RREAF O&G Portfolio #2, LLC(3)	601 South Main, Andrews, Texas	Spectrum Financial	$4,999,001.05	12.5%	5 /1/15	I/O	Secured(3)

______________

(1)	In addition to the loan amount outstanding, the borrower is subject to a $500,000 exit fee due upon sale or refinance which will become payable in the future upon a sale or refinancing.
(2)	The loan is one of the Month-to-Month Loans. Monthly payments on this loan have continued to be made and the lender has tentatively agreed to extend the requisite maturity dates. The Company expects to enter into formal extensions within a reasonable amount of time, although there can be no assurance that this will occur. In the event that the lender does not ultimately execute the formal extension, or for other reasons, the risk exists that the underlying property could be foreclosed on.
(3)	This loan is part of the Houston Hotels Debt. The borrower entity is subject to a voluntary Chapter 11 reorganization proceeding under the federal bankruptcy laws. Although the Company expects to refinance the Houston Hotel Debt in connection with a dismissal of the Chapter 11 reorganization proceeding or a confirmation of related plan of reorganization, there can be no assurance that the Company will be successful, and the risk exists that the underlying property could be foreclosed on.

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Additional Brokerage Fees to Frydman Affiliates

In connection with the transactions contemplated by the Master Agreement for its services introducing the JF Parties to the FC Parties, Maroon Capital Group, an unaffiliated third party which operates through Cabot Lodge Securities, LLC, an affiliate of the Advisor, is entitled to a cash fee of $500,000, payable by JFURTI, LLC, an affiliate of Mr. Frydman, concurrently with payments made in connection with the Installment Redemption.

In connection with the transactions contemplated by the Contribution Agreement for structuring and advisory services (the “Services”) required in connection therewith, the Company has agreed to pay United Realty Partners, LLC (“URP”), an affiliate of Mr. Frydman, a supplemental transaction fee in the amount of $1.6 million (the “Services Fee”), representing less than 1% of the total value of the Contributed Assets and payable $1.2 million in cash and $400,000 through the issuance of up to 32,026 shares (the “URP Shares”) of Common Stock, valued at $12.49 per URP Share, representing the net asset value of a share of Common Stock as determined by the Board in connection with the IPO, to URP or its designees.

Relationship between JF Parties and FC Parties

Other than with respect to the transactions contemplated by the Master Agreement and the Contribution Agreement, no material relationship exists between any of the JF Parties and the Company, on the one hand, and any of the FC Parties, on the other hand.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information with respect to the Marshak Note Assets, the Substitute Assets and the Contributed Assets contained under the captions “Satisfaction of Marshak Note,” “Route 9W Substitution” and “Contribution Agreement,” respectively, under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information with respect to the indebtedness assumed in connection with the Marshak Note Assets, the Substitute Debt and the Assumed Debt contained under the captions “Satisfaction of Marshak Note,” “Route 9W Substitution” and “Contribution Agreement,” respectively, under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The sale of the OP Units to the Contributors pursuant to the Contribution Agreement was consummated without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act as transactions not involving any public offering. Except for the Services Fee, no sales commission or other consideration was paid in connection with such sale.

The sale of the URP Shares to URP in connection with the payment of the Services Fee was consummated without registration under the Securities Act in reliance upon the exemption from registration in Section 4(a)(2) of the Securities Act as transactions not involving any public offering. No sales commission or other consideration was paid in connection with such sale.

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Item 5.02. Election of Directors; Appointment of Certain Officers; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Suneet Singal Replaces Jacob Frydman as Chief Executive Officer and Chairman

On September 15, 2015, pursuant to and as contemplated by the Master Agreement, (a) Mr. Frydman resigned as chief executive officer and secretary of each of the Company and the Advisor, and as chairman of the Board effective at the Closing, and (b) Mr. Singal was subsequently appointed or elected as chief executive officer and secretary of each of the Company and the Advisor, and as chairman of the Board.

Mr. Singal is the founding principal of FCREI, which focuses on all aspects of real estate and real estate financing and is included among the FC Parties. Mr. Singal began his real estate finance career in 2001 in lending origination before forming FCREI in 2003. In 2006, Mr. Singal acquired and merged with a real estate lending platform, Amerifund Financial, and grew the combined company to over $1 billion a year in originations in both retail and wholesale as a direct lender with business in over 40 states. After the real estate market turn in 2007-08, Mr. Singal, through FCREI, mapped over 12 projects in California encompassing the following asset types: industrial, retail, multifamily, senior assisted living, hospitality and mixed use with aggregate values of over $250 million. In addition, Mr. Singal, through FCREI, completed over 19 hospitality acquisitions in the 18 months from August, 2013 to February, 2015, and led the turnaround of 1,500 units of self-storage both totaling over $200 million. In the 12 months from January, 2013 to January, 2014, Mr. Singal, through FCREI, was also able to complete the build out and acquisition of 24 retail units in addition to the build out of multiple quick-service restaurant sites with business and real estate values of over $25 million. Mr. Singal has finance and development experience in multiple asset classes, ranging from residential and commercial retail and wholesale loan origination, underwriting and securitization, and development to the acquisition of raw unentitled land, entitlement completion and map approvals, bond financing, infrastructure build-out and vertical construction, real estate asset rehab, and asset lease-up to stabilization. Mr. Singal holds a Bachelor of Arts degree in Finance from California State University-Sacramento with a concentration in Investments and is a licensed California Mortgage Broker. The Company believes that Mr. Singal’s experience in both real estate finance and principal advisory for over 14 years makes him well-qualified serve on the Board.

Other than the transactions contemplated by the Master Agreement and the Contribution Agreement, there are no related party transactions involving Mr. Singal that are reportable under Item 404(a) of Regulation S-K.

New Independent Directors

On September 15, 2015, pursuant to and as contemplated by the Master Agreement, (a) David Newman and Dr. Daniel Aronzon resigned as independent members of the Board effective at the Closing, and (b) J. Tim Pruban and Javier G. Van de Steeg were subsequently elected as independent members of the Board and as members of the audit committee of the Board and the compensation committee of the Board.

There are no related party transactions involving Messrs. Pruban and Van de Steeg that are reportable under Item 404(a) of Regulation S-K.

New Chief Investment Officer

On September 15, 2015, pursuant to and as contemplated by the Master Agreement, effective immediately following Mr. Frydman’s resignation as chief executive officer, he was appointed as the chief investment officer of the Company, a new executive position which will be responsible for actual day-to-day control over the decisions that impact operating and investment performance of the Company such as the types of property or other real estate investment to be purchased by the Company, the terms of any such purchase, the financing structures utilized for each property or other real estate investment owned by the Company and the day-to-day management of the Company’s properties or other real estate investment.

In connection with this appointment, the Board determined that it will not authorize or approve any major decision that impacts the operating and investment performance of the Company, such as the type of property or other real estate investment purchased, the terms of any purchase, the financing structures utilized for each property or other real estate investment and the day-to-day management of the Company properties or other real estate investments (each such decision, a “Major Decision”), unless and until such Major Decision has been recommended to the Board by Mr. Frydman in his capacity as Chief Investment Officer.

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Mr. Frydman also serves as a consultant to the Advisor and FCREI pursuant to which, among other things, Mr. Frydman agreed to provide certain advisory and consulting services to the Advisor, which are in addition to his serving as chief investment officer of the Company, in exchange for: (a) $500,000 in cash; (b) the assignment of certain litigation claims previously brought by or against the JF Parties; (c) the assignment to an affiliate of Mr. Frydman of 20% of the Redeemed Advisor and Property Manager Interests (subject to certain protections against economic and voting dilution); (d) the Frydman Shares; (e) the continued provision of certain office, telephone and email services; and (f) reimbursement for reasonable expenses.

The business experience and other biographical information regarding Mr. Frydman is set forth in the Company’s definitive proxy statement on Schedule 14C for its 2015 annual meeting of stockholders filed with the Securities and Exchange Commission on April 30, 2015.

Other than the transactions described in this Current Report on Form 8-K and in other filings with the SEC by the Company, including the prospectus related to the IPO, as supplemented to date, there are no related party transactions involving Mr. Frydman that are reportable under Item 404(a) of Regulation S-K.

 Item 8.01. Other Events

Suspension of SRP

On September 13, 2015, the Board suspended the Share Repurchase Program related to the IPO effective as of October 21, 2015, 30 days following the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required with respect to the Marshak Note Assets, the Substitute Assets and the Contributed Assets will be filed no later than 71 days after the date this Current Report on Form 8-K.

(b)	Pro forma financial information.

The pro forma information required with respect to the Contributed Assets will be filed no later than 71 days after the date this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED REALTY TRUST INCORPORATED

Date: September 21, 2015	By:	/s/ Suneet Singal
	Name:	Suneet Singal
	Title:	Chief Executive Officer and Chairman of the Board of Directors

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